Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-63101) pertaining to the FirstMerit Corporation and Affiliates Employees’ Salary Savings Retirement Plan of our report dated June 22, 2011, with respect to the financial statements and schedule of FirstMerit Corporation and Affiliates Employee’s Salary Savings Retirement Plan included in the Annual Report (Form 11-K) for the year ended December 31, 2010.
/s/ Ernst & Young LLP
June 22, 2011
Akron, Ohio